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                                                                    EXHIBIT 23.3

                    CONSENT OF THE COIN LAUNDRY ASSOCIATION


     The Coin Laundry Association hereby consents to all references made to it and to all facts and figures in the 1997 survey conducted on behalf of and published by the Coin Laundry Association in Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 of SpinCycle, Inc. (Registration No. 333-57989).


                                          Coin Laundry Association


                                          By /s/ BRIAN WALLACE

                                            ------------------------------------

                                          Name Brian Wallace


                                          Title   Executive Director


Coin Laundry Association
Downers Grove, Illinois

May 26, 2000